CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Accountants On Accounting And Financial Disclosure" and "Interests Of Named Experts And Counsel" and to the use of our report dated August 31, 2000 in the Registration Statement to Form 10-SB and related Prospectus of Texmont, Inc. for the registration of shares of its common stock.


Vancouver,  Canada
November  16,  2000

Elliott, Tulk, Pryce, Anderson
CHARTERED  ACCOUNTANTS


/s/   Elliott,  Tulk,  Pryce,  Anderson
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Elliott,  Tulk,  Pryce,  Anderson


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